Exhibit 10.1

Execution Version

SIXTH AMENDMENT AND LIMITED CONSENT

TO LOAN, GUARANTY AND SECURITY AGREEMENT

This SIXTH AMENDMENT AND LIMITED CONSENT TO LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of November 1, 2023, is by and among INARI MEDICAL, INC., a Delaware corporation (the “Borrower”), INARI MEDICAL INTERNATIONAL, INC., a Delaware corporation (the “IMI”), INARI MEDICAL LATIN AMERICA, INC., a Delaware corporation (“IMLA”; together with IMI, each a “Guarantor” and collectively, the “Guarantors”), each of the lenders signatory hereto (the “Lenders”), and BANK OF AMERICA, N.A., as the agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Loan Agreement (as defined below).

RECITALS:

A.  WHEREAS, the Borrower, IMI, IMLA, Lenders and the Agent are parties to that certain Loan, Guaranty and Security Agreement, dated as of September 4, 2020 (as amended, restated, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”);

B.  WHEREAS, the Obligors have informed the Agent that on or about October 31, 2023, Borrower entered into a certain Share Purchase Agreement (the “Purchase Agreement”) with the Sellers (as defined in the Purchase Agreement), the Shareholder Representative Services LLC and the Purchaser (as defined in the Purchase Agreement), to acquire the Equity Interests of LimFlow S.A., a French limited company (société anonyme) (the “Proposed LimFlow Acquisition”), and to the extent the Proposed LimFlow Acquisition is prohibited by the Loan Agreement (prior to giving effect to this Amendment), the Obligors have requested that the Agent provide its limited consent therein;

C.  WHEREAS, in connection with the Proposed LimFlow Acquisition, within six (6) months after the consummation thereof, Borrower intends to enter into an equipment financing facility or other Debt on terms and conditions reasonably satisfactory to the Agent and in an aggregate amount not less than $25,000,000 (the “Permitted LimFlow Acquisition Debt”); and

D.  WHEREAS, the Obligors have requested that the Agent and Lenders (a) amend the Loan Agreement in certain respects, and (b) provide its limited consent to the Proposed LimFlow Acquisition and the Permitted LimFlow Acquisition Debt, each as set forth below, and the Agent and Lenders are willing to do so, in each case, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

SECTION 1.01  Definitions; Recitals.

(a)  Defined Terms. Any and all initially-capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment), without definition shall have the respective meanings specified in the Loan Agreement.

(b)  Recitals. The Recitals above are incorporated herein as though set forth in full and the Obligors stipulate to the accuracy of each of the Recitals.

SECTION 1.02  Amendments to Loan Agreement.

(a)  New Definitions. The following new definitions shall be added to Section 1.1 of the Loan Agreement in proper alphabetical order as follows:

“Costa Rican Subsidiary: means the Borrower’s direct Subsidiary organized under the laws of Costa Rica with the corporate legal name as follows: Inari Medical Costa Rica Sociedad Anonima.”

“Liquidity: means the sum of (a) Availability, plus (b) cash or Cash Equivalents of the Borrower, held by Bank of America, N.A. or its Affiliates in account(s) maintained in the United States and subject to a control agreement(s) in favor of Agent, which control agreement(s) shall be delivered to Agent no later than fifteen (15) Business Days after the Sixth Amendment Effective Date (or such longer date as agreed to by Agent); provided, that for the fifteen (15) Business Day period (or such longer period as agreed to by Agent) such cash or Cash Equivalents shall be included in the calculation of Liquidity.”

“Permitted LimFlow Acquisition Debt: means any equipment financing or other Debt obtained in connection with the Proposed LimFlow Acquisition within six (6) months after the consummation thereof, on terms and conditions reasonably satisfactory to the Agent and in the aggregate amount not less than $25,000,000.”

“Proposed LimFlow Acquisition: has the meaning provided to such term in the Sixth Amendment and Limited Consent to Loan, Guaranty and Security Agreement, dated as of October 31, 2023, by and among Borrower, the Guarantors, the Lenders and the Agent.”

(b)  Amendment to the Definition of “Applicable Margin” in Section 1.1 of the Loan Agreement. The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin: the margin set forth below, as determined by the average daily Availability for the last Fiscal Quarter:

Level	Average Daily Availability	Base Rate Loans	BSBY Loans

I	> 66.66% of the Borrowing Base	0.60%	1.60%

II	≤ 66.66% of the Borrowing Base and ≥ 33.33% of the Borrowing Base	0.85%	1.85%

III	< 33.33% of the Borrowing Base	1.10%	2.10%

Margins shall be subject to increase or decrease by the Agent based on the Agent’s calculation of average daily Availability on the first day of the calendar month following each Fiscal Quarter end. If the Agent is unable to calculate average daily Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report when required hereunder, then, at the option of the Agent or Required Lenders, margins shall be determined as if Level III were applicable until the first day of the calendar month following its receipt.”

(c)  Amendment to the Definition of “Cash Dominion Trigger Period” in Section 1.1 of the Loan Agreement. The definition of “Cash Dominion Trigger Period” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Cash Dominion Trigger Period: the period (a) commencing upon either (i) the occurrence of an Event of Default or (ii) the occurrence of five (5) consecutive Business Days on which Liquidity is less than the greater of (x) 17.5% of the Borrowing Base and (y) $11,250,000; and (b) continuing until, during each of the preceding thirty (30) consecutive days, (i) no Event of Default has existed, and (ii) Liquidity has been greater than or equal to the greater of (x) 17.5% of the Borrowing Base and (y) $11,250,000; provided, that, for the purposes of this definition, Liquidity shall consist of at least $6,000,000 of Availability.”

(d)  Amendment to the Definition of “Excluded Foreign Subsidiary” in Section 1.1 of the Loan Agreement. The definition of “Excluded Foreign Subsidiary” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Excluded Foreign Subsidiary: a Subsidiary of a Borrower that is: (a) a Foreign Subsidiary; (b) a Foreign Subsidiary Holding Company; or (c) other than a Domestic Subsidiary of LimFlow S.A., a French limited company (société anonyme), owned directly or indirectly by a Foreign Subsidiary or by a Foreign Subsidiary Holding Company, irrespective of whether it is a Domestic Subsidiary or a Foreign Subsidiary.

(e)  Amendment to the Definition of “Restricted Investment” in Section 1.1 of the Loan Agreement. The definition of “Restricted Investment” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Investments made after the Closing Date by any Obligor in any other Obligor; (c) Investments made after the Closing Date by any Subsidiary that is not an Obligor in any other Subsidiary that is not an Obligor; (d) Investments made after the Closing Date by any Subsidiary that is not an Obligor in any Obligor; (e) so long as no Default or Event of Default exists immediately prior to and after giving effect thereto, Investments made after the Closing Date by any Obligor in (i) any Subsidiary that is not an Obligor in an aggregate amount not to exceed $1,000,000 at any one time outstanding and (ii) any Foreign Subsidiary in an amount at any time outstanding not to exceed $2,500,000 with respect to any single Foreign Subsidiary and $5,000,000 in the aggregate; (f) deposits made in the Ordinary Course of Business to secure the performance of leases, the payment of rent or other obligations permitted hereunder; (g) Bank Products permitted hereunder; (h) Investments in the form of travel advances and relocation and other loans and advances to employees for reasonable and customary business-related travel, entertainment, relocation, and analogous ordinary business purposes, and payroll advances in connection with changes in payroll systems and other advances of payroll payments to employees, in each case in the Ordinary Course of Business; (i) Investments consisting of loans to employees to finance the purchase of Equity Interests of the Borrowers pursuant to employee stock purchase plans or agreements approved by the Borrowers’ board of directors; (j) Investments consisting of extensions of credit to the customers of the Borrowers or of any of their Subsidiaries in the nature of accounts receivable, prepaid royalties, or notes receivable, arising from the grant of trade credit or licensing activities of such Borrower or such Subsidiary, in each case in the Ordinary Course of Business; (k) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of litigation, delinquent obligations of, and other disputes with, customers, suppliers or other Persons arising in the Ordinary Course of Business (including Investments received upon foreclosure of any secured customer leases or licenses); (l) Investments held by a Person acquired in a Permitted Acquisition, including the Proposed LimFlow Acquisition; provided that such Investments are held by such Person or are made pursuant to a binding commitment of such Person in effect as of the date of such Permitted Acquisition and not acquired or entered into in contemplation of such Permitted Acquisition; (m) Investments received in connection with any Permitted Asset Disposition; (n) so long as no Default or Event of Default exists immediately prior to and after giving effect thereto, additional Investments in an aggregate amount not to exceed $1,000,000 at any one time outstanding; (o) Bank Products (p) cash and Cash Equivalents; (q) loans and advances permitted under Section 10.2.7; (r) Permitted Acquisitions, including the Proposed LimFlow Acquisition; (s) Investments constituting cash collateral for the Signature Letter of Credit; and (u) Investments in the Costa Rican Subsidiary and any other Investments made in cash (other than Acquisitions) so long as, in each case, the Payment Conditions are satisfied with respect to each such Investment.”

(f)  Amendment to the Definition of “Financial Covenant Trigger Period” in Section 1.1 of the Loan Agreement. The definition of “Financial Covenant Trigger Period” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Financial Covenant Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Liquidity is less than the greater of (x) 15% of the Borrowing Base and (y) $10,000,000; and (b) continuing until, during each of the preceding thirty (30) consecutive days, (i) no Event of Default has existed, and (ii) Liquidity has been greater than or equal to the greater of (x) 15% of the Borrowing Base and (y) $10,000,000; provided, that, for the purposes of this definition, Liquidity shall consist of at least $5,000,000 of Availability.”

(g)  Amendment to the Definition of “Fixed Charges” in Section 1.1 of the Loan Agreement. The definition of “Fixed Charges” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charges: the sum of (a) cash interest expense (other than payment-in-kind), (b) principal payments made on Borrowed Money (other than Loans and the full payment of the obligations of Obligors owed to Signature Bank prior to the Closing Date), (c) payments made on account of earn-outs with respect to (i) Permitted Acquisitions, and (ii) the Proposed LimFlow Acquisition, and (d) Distributions made by Inari.”

(h)  Amendment to the Definition of “Inventory Formula Amount” in Section 1.1 of the Loan Agreement. The definition of “Inventory Formula Amount” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Inventory Formula Amount: the lesser of (a) 40% of the Value of Eligible Inventory, (b) 85% of the NOLV Percentage of the Value of Eligible Inventory; and (c) $10,000,000; provided, that, to the extent the Agent has not received a field examination conducted by a field examiner with results of which are, in each case, in form and substance reasonably satisfactory to the Agent, within ninety (90) days after the Sixth Amendment Effective Date (or such longer period as agreed to by the Agent), the Inventory Formula Amount shall be $0.”

(i)  Amendment to the Definition of “Letter of Credit Subline” in Section 1.1 of the Loan Agreement. The definition of “Letter of Credit Subline” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Letter of Credit Subline: $18,750,000.”

(j)  Amendment to the Definition of “Payment Conditions” in Section 1.1 of the Loan Agreement. The definition of “Payment Conditions” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Payment Conditions: as to any relevant action contemplated in this Agreement, the satisfaction of each of the following conditions:

(a)  as of the date of any such action and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing or would result therefrom;

(b)  solely with respect to Investments made by Borrower to the Costa Rican Subsidiary (i), the aggregate amount of such Investments do not exceed $25,000,000 at any time, and (ii) Liquidity (after giving pro forma effect to such Investment) during the thirty (30) consecutive day period ending on and including the date of such Investment, shall be not less than the greater of (x) 15% of the Borrowing Base and (y) $10,000,000; provided, that, for the purposes of this clause (b)(ii), Liquidity shall consist of at least $5,000,000 of Availability;

(c)  solely with respect to earn-outs paid in connection with the Proposed LimFlow Acquisition, Liquidity (after giving pro forma effect to such payment) during the thirty (30) consecutive day period ending on and including the date of such payment, shall be not less than the greater of (x) 15% of the Borrowing Base and (y) $10,000,000; provided, that, for the purposes of this clause (c), Liquidity shall consist of at least $5,000,000 of Availability;

(d) with respect to all other relevant actions contemplated in this Agreement (other than with respect to Investments made by Borrower to the Costa Rican Subsidiary and the earn-outs paid in connection with the Proposed LimFlow Acquisition), either:

(i)(x) Liquidity (after giving pro forma effect to such action) during the thirty (30) consecutive day period ending on and including the date of such action, shall be not less than the greater of (1) $13,125,000 and (2) 20% of the Borrowing Base, and (y) the Fixed Charge Coverage Ratio measured on a trailing four Fiscal Quarter basis (measured without regarding to the existence or non-existence of a Financial Covenant Trigger Period) prior to such action, determined on a pro forma basis after giving effect to such action, shall be equal to or greater than 1.00:1.00; provided, that, for the purposes of this clause (b)(i)(x), Liquidity shall consist of at least $6,500,000 of Availability; or

(ii) Liquidity (after giving pro forma effect to such action) during the thirty (30) consecutive day period ending on and including the date of such action, shall be not less than the greater of (1) $16,900,000 and (2) 25% of the Borrowing Base; provided, that, for the purposes of this clause (b)(ii), Liquidity shall consist of at least $8,500,000 of Availability; and

(e)  the Agent shall have received a certificate from a Senior Officer of the Borrower the Agent certifying as to compliance and satisfaction with the preceding clauses and demonstrating in detail the calculations required thereunder.”

(k)  Amendment to the Definition of “Reporting Trigger Period” in Section 1.1 of the Loan Agreement. The definition of “Reporting Trigger Period” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Reporting Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, (ii) Liquidity is less than the greater of (x) 20% of the Borrowing Base and (y) $13,125,000 for five (5) consecutive Business Days with such period commencing on the first such Business Day that such trigger is met for the five (5) proceeding Business Days and; and (b) continuing until, during each of the preceding thirty (30) consecutive days, (i) no Event of Default has existed, and (ii) Liquidity has been greater than or equal to the greater of (x) 20% of the Borrowing Base and (y) $13,125,000; provided, that, for the purposes of this definition, Liquidity shall consist of at least $6,500,000 of Availability.”

(l)  Amendment to Section 10.2.1 of the Loan Agreement. Section 10.2.1 of the Loan Agreement is hereby amended by (i) deleting “; and” at the end of clause (m) and (ii) deleting clause (n) in its entirety and replacing the following therefor:

“(n)  Permitted LimFlow Acquisition Debt; and

(p)  Indebtedness representing installment insurance premiums owing in the Ordinary Course of Business.”

(m)  Amendment to Section 10.2.2 of the Loan Agreement. Section 10.2.2 of the Loan Agreement is hereby amended by (i) deleting “; and” at the end of clause (u) and (ii) deleting clause (v) in its entirety and replacing the following therefor:

“(v)  Liens in connection with the Permitted LimFlow Acquisition Debt not attaching to Accounts, Inventory or proceeds thereof; and

(w)  other Liens (not attaching to Accounts, Inventory or proceeds thereof) securing amounts not in excess of $1,000,000 at any one time outstanding.”

(n)  Amendment to Section 10.2.8 of the Loan Agreement. Section 10.2.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.2.8. Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower the Agent shall certify to the Agent, on or prior to the date of payment, that all conditions under such agreement have been satisfied); (b) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of the Agent, and except in the case of a refinancing with Refinancing Debt if the Refinancing Conditions are satisfied), unless the Payment Conditions are satisfied with respect to each such payment on Borrowed Money; or (c) earn-out obligations in connection with the Proposed LimFlow Acquisition, except payments made so long as the Payment Conditions are satisfied and the aggregate amount of such payments do not exceed $100,000,000.”

(o)  Amendment to Schedule 1.1 of the Loan Agreement. Schedule 1.1 of the Loan Agreement is hereby amended and restated in its entirety with Schedule 1.1 attached hereto as Exhibit A.

SECTION 1.03  Limited Consent to Proposed LimFlow Acquisition.

(a)  Proposed LimFlow Acquisition. Obligor has informed the Agent and Lenders that Borrower intends to enter into the Proposed LimFlow Acquisition. In as much as the Proposed LimFlow Acquisition is prohibited by the Loan Agreement (prior to giving effect to this Amendment), Borrower has requested that the Agent and Lenders provide their limited consent to the Proposed LimFlow Acquisition.

(b)  Limited Consent to Proposed LimFlow Acquisition.

(i)	The Agent and Lenders hereby consent to the Proposed LimFlow Acquisition subject to Section 1.03(c) below and so long as the following conditions are met (or waived by Lenders):

a.

other than clause (c) of the definition of “Permitted Acquisition,” the Proposed LimFlow Acquisition constitutes a “Permitted Acquisition” under the Loan Agreement and shall deliver to the Agent all documents and certificates required thereunder;

b.

within thirty (30) days after the consummation of the Proposed LimFlow Acquisition (or such longer period as agreed to by the Agent), Borrower shall comply with the requirements set forth under Section 10.1.9 of the Loan Agreement solely to the extent applicable; and

c.

the Proposed LimFlow Acquisition is consummated by no later than November 30, 2023 or such later date as may be agreed by the Agent in writing (such agreement not to be unreasonably withheld, conditioned or delayed).

(ii)	Subject to the conditions set forth in Section 1.03(b), the Agent and Lenders hereby agree that the Proposed LimFlow Acquisition shall be deemed a Permitted Acquisition.

(c)  Limited Consent. The Agent and Lenders hereby consent to the Proposed LimFlow Acquisition (subject to Section 1.03(b) above). The foregoing consents shall be effective only in this specific instance and for the specific purpose for which it is given, and such consents shall not entitle Borrower or any Obligor to any other or further consent or waiver in any similar or other circumstances. The consents set forth above shall be limited precisely as written and shall not be deemed to (i) be a waiver or modification of any other term or condition of the Loan Agreement or any other Loan Document or (ii) prejudice any right or remedy which the Agent or any Lender may now have or may have in the future under or in connection with the Loan Agreement or any Loan Document.

SECTION 1.04  Representations and Warranties. Each Obligor hereby represents and warrants to each Lender and the Agent, on the Sixth Amendment Effective Date (as hereinafter defined), as follows:

(a)  After giving effect to this Amendment, the representations and warranties set forth in Section 9 of the Loan Agreement and in each other Loan Document, are true and correct in all material respects on and as of the Sixth Amendment Effective Date with the same effect as if made on and as of the Sixth Amendment Effective Date, except to the extent such representations and warranties expressly relate solely to an earlier date (in which event such representations or warranties were true and correct in all material respects as of such earlier date).

(b)  No Default or Event of Default (except as set forth herein) has occurred and is continuing, or would result from the execution, delivery or performance by any Obligor of this Amendment.

(c)  Each Obligor is duly authorized to execute, deliver and perform this Amendment.

(d)  This Amendment is a legal, valid and binding obligation of each Obligor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and the availability of remedies.

(e)  The execution, delivery and performance of this Amendment have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of each Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract except as could not reasonably be expected to result in a Material Adverse Effect; or (d) result in or require imposition of a Lien (other than a Permitted Lien) on the Borrower’s Property.

SECTION 1.05  Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction of the following condition precedents (the date upon which such condition has been satisfied being herein called the “Sixth Amendment Effective Date”):

(a)  The Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Borrower, the Guarantors, the Lenders, and the Agent;

(b)  The Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that, with respect to the Borrower, IMI, and IMLA, other than as attached therein, the previously delivered Organic Documents of each such Obligor, are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents;

(c)  Upon giving effect to the payment by Borrower of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability is an amount greater than $6,000,000.

(d)  The Agent shall have received good standing certificates of each Obligor issued by the Secretary of State of each Obligor’s jurisdiction of organization; and

(e)  The Agent shall have received duly executed counterparts of the Sixth Amendment Fee Letter, when taken together, bear the authorized signatures of the Borrower, Lenders and the Agent.

SECTION 1.06  Post-Closing Requirement. Within six (6) months after the consummation of the Proposed LimFlow Acquisition, either (a) Agent shall have received evidence that Borrowers have obtained the proceeds of the Permitted LimFlow Acquisition Debt, or (b) Borrowers have repaid the outstanding Loans in an aggregate amount not less than $25,000,000. In the event the outstanding Loans are repaid pursuant to Section 1.06(b) above, Agent may, in its Permitted Discretion, establish an Availability Reserve in the amount of such repayment.

SECTION 1.07  Expenses. The Borrower shall pay all reasonable and documented out-of-pocket expenses incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including, but not limited to, fees set forth in the Sixth Amendment Fee Letter and reasonable and documented fees and disbursements of counsel to the Agent.

SECTION 1.08  Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

SECTION 1.09  Instrument Pursuant to Loan Agreement. This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Loan Agreement.

SECTION 1.10  Further Acts. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

SECTION 1.11  Governing Law. THIS AMENDMENT, THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN) AND ALL CLAIMS SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK,

WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS. SECTIONS 14.15 AND 14.16 OF THE LOAN AGREEMENT ARE INCORPORATED HEREIN.

SECTION 1.12  General Release. Each Obligor (collectively, the “Releasing Parties”) releases, acquits and forever discharges the Agent and each Lender, and each of their respective past and present directors, officers, employees, the agents, attorneys, affiliates, predecessors, successors, administrators and assigns (“Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation (each individually, a “Claim” and collectively, “Claims”) of any kind whatsoever heretofore or hereafter arising from any events or occurrences, or anything done, omitted to be done, or allowed to be done by any of the Released Parties, in each case, on or before the date hereof, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, as of the date hereof, that the Releasing Parties (or any of them) has or may have against the Released Parties (or any of them) in connection with the Loan Documents or the transactions contemplated thereby (the “Released Matters”); provided, however, that Released Matters shall not include, and nothing contained herein shall release any Released Party from, any Claims arising with respect to obligations under this Agreement, the Loan Documents or any other contracts, documents, instruments or agreements from and after the Sixth Amendment Effective Date. Releasing Parties each further agree never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding with respect to the Released Matters. Releasing Parties each agree that this waiver and release is an essential and material of this Amendment, and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages to or of any Releasing Parties in connection with the Released Matters. Each Releasing Party represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Releasing Parties each also understand that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Releasing Parties each have consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and each Releasing Party executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters.

SECTION 1.13  Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “execute,” “signature” and words of like import in this Amendment shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 1.14  Severability. In case any provision in or obligation under this Amendment, the Loan Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 1.15  Benefit of Agreement. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Obligor may assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

SECTION 1.16  Integration. This Amendment represents the agreement of the Borrower, the Guarantors, the Agent and each of the Lenders signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 1.17  Limited Effect. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Loan Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Loan Agreement specifically referred to by such amendments. Except as expressly amended herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Loan Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall mean, from and after the date hereof, the Loan Agreement as amended hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:
INARI MEDICAL, INC., a Delaware corporation

By: /s/ Mitchell Hill
Name:	Mitchell Hill
Title:	Chief Financial Officer and Assistant Secretary

GUARANTORS:
INARI MEDICAL INTERNATIONAL, INC., a Delaware corporation

By: /s/ Mitchell Hill
Name:	Mitchell Hill
Title:	Chief Financial Officer and Assistant Secretary

INARI MEDICAL LATIN AMERICA, a Delaware corporation

By: /s/ Mitchell Hill
Name:	Mitchell Hill
Title:	Chief Financial Officer and Assistant Secretary

SIXTH AMENDMENT AND LIMITED CONSENT TO LOAN, GUARANTY AND SECURITY AGREEMENT

(INARI)

SIGNATURE PAGE

AGENT AND LENDERS:
BANK OF AMERICA, N.A., as the Agent and a Lender

By: /s/ Ron Bornstein
Name:	Ron Bornstein
Title:	Senior Vice President

SIXTH AMENDMENT AND LIMITED CONSENT TO LOAN, GUARANTY AND SECURITY AGREEMENT

(INARI)

SIGNATURE PAGE

Exhibit A

to Sixth Amendment and Limited Consent to Loan, Guaranty and Security Agreement

SCHEDULE 1.1

to

Loan, Guaranty and Security Agreement

COMMITMENTS OF LENDERS

Name of Lender	Amount of Commitment

Bank of America, N.A.	$75,000,000

Exhibit A to

Sixth Amendment and Limited Consent to Loan, Guaranty and Security Agreement